CPI AEROSTRUCTURES, INC. 10-K

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-97577, 333-130077, 333-164687 and 333-212837), of our report dated August 25, 2020, on our audits of the consolidated financial statements of CPI Aerostructures, Inc. as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019, which report includes explanatory paragraphs for changes in accounting principles and a restatement of previously issued consolidated financial statements, and of our reports dated August 25, 2020 which express adverse opinions on the effectiveness of internal control over financial reporting of CPI Aerostructures, Inc. as of December 31, 2019 and 2018, because of material weaknesses, included in this Annual Report on Form 10-K of CPI Aerostructures, Inc. for the year ended December 31, 2019.

/s/ CohnReznick LLP

Jericho, New York

August 25, 2020